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                           SIDLEY AUSTIN BROWN & WOOD

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                                  FOUNDED 1866






                                  May 10, 2002

Board of Directors
Sara Lee Corporation
Three First National Plaza
Chicago, Illinois 60602-4260

     Re:  Sara Lee Corporation
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 filed on March 5, 2002 (Registration No. 333-83776), as amended by Amendment No. 1 (collectively, the "Registration Statement"), being filed by Sara Lee Corporation, a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $4,000,000,000 in aggregate public offering price of: (i) debt securities of the Company ("Debt Securities"); (ii) warrants to purchase Debt Securities ("Debt Warrants"); (iii) shares of the Company's common stock, par value $.01 per share ("Common Stock"), together with preferred stock purchase rights ("Rights") associated with the Common Stock; (iv) shares of preferred stock, no par value ("Preferred Stock," collectively with the Common Stock and associated Rights, if any, the "Capital Stock"), of the Company; (v) warrants to purchase Common Stock ("Stock Warrants"); (vi) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase and to sell such foreign currencies or units of two or more foreign currencies as shall be designated by the Company at the time of offering ("Currency Warrants"); (vii) stock purchase contracts ("Stock Purchase Contracts") which may be issued separately or as part of stock purchase units ("Stock Purchase Units"), each consisting of a Stock Purchase Contract and a beneficial interest in the Company's Debt Securities, Preferred Stock or debt obligations of third parties (including U.S. Treasury securities) and (viii) Stock Purchase Units, in each case in amounts, at prices and on terms to be determined at the time of an offering.

     Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under an Indenture (the "Indenture") between the Company and The Bank of New York (as successor to Continental Bank, N.A.), as Trustee. The Debt Warrants, Stock Warrants and/or Currency Warrants (together, the "Warrants") will be issued under

         SIDLEY AUSTIN BROWN & WOOD IS AN ILLINOIS GENERAL PARTNERSHIP

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Sara Lee Corporation
May 10, 2002
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warrant agreements ("Warrant Agreements") between the Company and a warrant agent ("Warrant Agent").

     In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

     Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

     1. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company's Board of Directors or a duly authorized committee thereof (the "Company Board") shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; and
(iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     2. Each issue of Warrants will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;
(iii) a Warrant Agreement relating to such issue of Warrants, substantially in the form filed as an exhibit to the Registration Statement, shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent; (iv) the Company Board shall have duly adopted final resolutions in conformity with the Charter of the Company authorizing the issuance and sale of such issue of Warrants as contemplated by the Registration Statement and such Warrant Agreement; and

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Sara Lee Corporation
May 10, 2002
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(v) such issue of Warrants shall have been duly executed and countersigned in accordance with such Warrant Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

     3. Each issue of Stock Purchase Contracts and/or Stock Purchase Units will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Stock Purchase Contracts and/or Stock Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions in conformity with the Charter of the Company specifying the terms and conditions of such Stock Purchase Contracts and/or Stock Purchase Units and authorizing the issuance and sale of such issue of Stock Purchase Contracts and/or Stock Purchase Units as contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement; (iv) the Stock Purchase Contract and any related pledge or other agreement shall have been duly authorized, executed and delivered to the other parties thereto against payment of the agreed consideration therefor; (v) any Preferred Stock, Debt Securities and/or debt obligations of third parties issued as a security for the relevant Stock Purchase Contract and/or as part of the relevant Stock Purchase Units shall have been duly authorized and validly issued; and (vi) certificates representing the Stock Purchase Units shall have been duly executed, countersigned and registered and delivered to the purchasers thereof in accordance with the appropriate Stock Purchase Contract and related agreements against payment of the agreed consideration therefor.

     For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, each issue of Warrants, Stock Purchase Contracts and Stock Purchase Units, as the case may be:
(i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (ii) in the case of the issue of the Debt Securities, the form of the Indenture will not have been modified or amended; (iii) in the case of the issue of Warrants, the terms and conditions of such Warrants and the related Warrant Agreement will be as expressly contemplated by the Registration Statement; (iv) in the case of the issue of Stock Purchase Contracts or Stock Purchase Units, any Stock Purchase Contract will be governed by the laws of the State of New York; and (v) the Charter of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

     This letter is limited to the laws of the State of New York and, to the extent applicable, the federal laws of the United States.

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Sara Lee Corporation
May 10, 2002
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     We note that a letter of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel to the Company, delivered to you concurrently herewith, addresses, among other things, the legality of the Capital Stock.

     We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various jurisdictions to the sale of the securities to be registered pursuant to the Registration Statement.

     We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and the references to our firm included in or made a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Sidley Austin Brown & Wood
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